[SUNLIFE LOGO]                             One Sun Life Executive Park
                                  Wellesley Hills, Massachusetts 02181
                                              Telephone (617) 237-6030

April 26, 1995

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:    Sun Life Assurance Company of Canada (U.S.)

Gentlemen:

Enclosed herewith please find for filing pursuant to the Securities Act of 1933 an initial Registration Statement on Form S-2 for Sun Life Assurance Company of Canada (U.S.). The Registration Statement is being filed to register additional annuity contracts previously registered on Form S-2, Registration No. 33-43008.

Please note that the Prospectus included in this registration statement is the same Prospectus included in Post-effective Amendment No. 6 to the Registration Statement on Form N-4 of Sun Life of Canada (U.S.) Variable Account F, Reg. No. 33-41628, which amendment has been filed pursuant to Rule 485(b) under the Securities Act of 1933.

Registrant and the General Distributor, Clarendon Insurance Agency, Inc., hereby request that this Amendment become effective on May 1, 1995, or as soon thereafter as practicable.

Should you have any questions, regarding this filing or require any additional copies of the documents, please contact the undersigned at (617) 237-6030.

Very truly yours,

SUN LIFE ASSURANCE COMPANY                    CLARENDON INSURANCE AGENCY, INC.
 OF CANADA (U.S.)

Bonnie S. Angus                                By:  Bonnie S. Angus
Secretary                                           Attorney-in-fact

2177b/clm regatta gold S-2
Initial Reg. St.